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                                                                   EXHIBIT 23(A)

                        CONSENT OF INDEPENDENT AUDITORS

GENERAL MOTORS CORPORATION:


     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 (No. 33-56671) of General Motors Corporation of the report of Deloitte & Touche dated February 9, 1994 appearing in the Annual Report on Form 10-K of General Motors Corporation for the year ended December 31, 1993 and to the reference to Deloitte & Touche LLP under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Detroit, Michigan

December 12, 1994